UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010 (September 13, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 13, 2010, Xfone, Inc. (“Xfone”) was notified that the application of its wholly owned subsidiary, PRIDE Network, Inc. (“PRIDE Network”), for Rural Utility Service (“RUS”) funding from the U.S. Department of Agriculture under the Broadband Initiative Program for the Fiber-To-The-Premises (FTTP) network to bring broadband services to St. Helena, Washington, and Tangipahoa Parishes in Southern Louisiana has been approved.  PRIDE Network was selected to receive approximately $36.1 million in additional RUS funding which will be split between a loan of approximately $18.4 million and a grant of approximately $17.7 million. The funding is contingent upon PRIDE Network meeting the terms of the loan, grant or loan/grant agreement.  This application was part of the three applications disclosed in an 8-K filed by Xfone on March 29, 2010.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: September 13, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director